Exhibit 10.13
                     FEE AGREEMENT FOR INTRODUCTION SERVICES



    This FEE AGREEMENT FOR INTRODUCTION SERVICES (the "Agreement") is between NetHoldings.Com Inc., (the "Company") and NewBridge Capital, Inc., (the "Finder").

    WHEREAS, pursuant to agreements between the Company and Finder entered into prior to the date hereof; and,

    WHEREAS, the Company acknowledges that Finder's services are of a special, unique, unusual and extraordinary character and which are of particular benefit and importance to the Company in its efforts to acquire businesses; and,

    WHEREAS, Finder has agreed to provide services to the Company with respect to the Company's desire to identify and acquire Internet-related businesses; and,

    WHEREAS, this Agreement is made to set out the compensation, conditions and guidelines that will govern the relationship between the parties.

    NOW, THEREFORE, in consideration of the mutual promises and covenants contained herein, the receipt and sufficiency of which is expressly acknowledged by the parties hereto, the parties agree as follows:

1.  The Services

    Effective the date below, and for the term of this Agreement, Finder will use its best efforts to search for, identify and make known to the Company, Internet-related businesses and assets ("Opportunity" whether one or more) which qualify as potential acquisitions by the Company. Such efforts by Finder shall hereinafter be referred to as the "Services".

2.  Term of Agreement

    Unless otherwise terminated as provided hereunder, the Services shall be provided to the Company from the effective date through June 30, 2001.

3.  Costs and Expenses

    The Company understands that, in the course of Finder's efforts to identify suitable acquisitions, strategic partners or assets for the Company to purchase, it may be necessary for Finder to incur certain costs or expenses. The Company will reimburse Finder for the costs or expenses by Finder in providing the Services to the Company.




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4.  Payment for Services

    The Company agrees to satisfy Finders' time, costs and expenses incurred, up to and including the first acquisition by the Company of an Opportunity introduced or arranged by Finder (the "Initial Acquisition") by way of the payment to Finder of a fee ("Acquistion Fee") equal to ten percent (10%) of the agreed value of the opportunity. Finder has not been engaged to perform, nor will Finder agree to perform any services in connection with capital raising transactions. It is mutually understood and agreed that any fees for the Services provided by Finder which result in some benefit for the Company in connection with a capital raising transaction shall be negotiated separately from this Agreement.

5.  Involvement of the Company

    The Company expects to be kept informed on the progress of Finder's services and, in this regard, Finder agrees to keep the Company apprised of all material developments in writing at least monthly.

    There may be times when Finder will need to obtain information from the Company. All requests for access to documents, employees, or other information of the Company shall be granted without unreasonable delay.

6.  Termination

    Either party may terminate this Agreement upon thirty (30) days notice by registered or certified mail, return receipt requested, addressed to the other party. If this Agreement is terminated by either party, the Company shall only be liable for payment of fees earned by Finder, if any, as a result of work prior to the effective date of the termination. The thirty
    (30) days notice shall be measured from the date the notice is mailed.

7.  Assignment

    Notwithstanding contained herein to the contrary, the rights to the Acquisition Fee and the obligation to provide the Services set forth in this Agreement, may be assigned or transferred by Finder to an Affiliate or subsidiary, or as the result of a corporate reorganization or recapitalization of Finder; otherwise, this Agreement and the rights and obligations hereunder shall not be assigned. For the purpose of this Agreement the term "Affiliate" shall be defined as a person or enterprise that directly, or indirectly, through one or more intermediaries, controls or is controlled by, or is under common control with Finder.

8.  Counterparts

    A facsimile, telecopy or other reproduction of this instrument may be executed by one or more parties hereto and such executed copy may be delivered by facsimile or similar instantaneous electronic transmission device pursuant to which the signature of or on behalf of such party can be seen, and such execution and delivery shall be considered valid, binding and effective for all purposes. At the request of any party hereto, all parties agree to execute an original of this instrument as well as any facsimile, telecopy or other reproduction hereof.




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9.  Further Documentation

    Each party hereto agrees to execute such additional instruments and take such action as may be reasonably requested by the other party to effect the transaction, or otherwise to carry out the intent and purposes of this Agreement.

10. Notices

    All notices and other communications hereunder shall be in writing and shall be sent by prepaid first class mail to the parties at the following addresses, as amended by the parties with written notice to the other:

    To Finder:                         NewBridge Capital, Inc.
                                       4695 MacArthur Court
                                       Suite 1450
                                       Newport Beach, CA 92660
                                       Tel: 949-833-2094
                                       Fax: 949-833-7854

    To the Company:                    NetHoldings.Com Inc.
                                       2929 South Maryland Parkway
                                       Las Vegas, NV 89109-2217
                                       Tel: 702-967-0070
                                       Fax: 702-699-5462

11. Counterparts

    This Agreement may be executed simultaneously in two or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.

12. Governing Law

    This Agreement was negotiated and shall be governed by the laws of the Nevada, notwithstanding any conflict-of-law provision to the contrary.

13. Entire Agreement

    This Agreement sets forth the entire understanding between the parties hereto and no other prior written or oral statement or agreement shall be recognized or enforced.

14. Severability

    If a court of competent jurisdiction determines that any clause or provision of this Agreement is invalid, illegal or unenforceable, the other clauses and provisions of the Agreement shall remain in full force and effect and the clauses and provision which are determined to be void, illegal or unenforceable shall be limited so that they shall remain in effect to the extent permissible by law.




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15. Amendment or Waiver

    Every right and remedy provided herein shall be cumulative with every other right and remedy, whether conferred herein, at law, or in equity, and may be enforced concurrently herewith, and no waiver by any party of the performance of any obligation by the other shall be construed as a waiver of the same or any other default then, theretofore, or thereafter occurring or existing. At any time prior to a closing of the Initial Acquisition, this Agreement may be amended by a writing signed by all parties hereto.

16. Headings

    The section and subsection headings in this Agreement are inserted for convenience only and shall not affect in any way the meaning or interpretation of this Agreement.

    IN WITNESS WHEREOF, the parties have executed this Agreement the latter of the dates written below.

                                   The "Company"
                                   NetHoldings.Com Inc.



Dated: August 1st, 2000            By: /s/ Steven B. Mortensen
                                   Name:   Steven B. Mortensen
                                   Title:  President

                                  "Finder"
                                   NewBridge Capital, Inc.



Dated: Ausut 1, 2000               By: /s/ Fred G. Luke
                                   Name:   Fred G. Luke
                                   Title:  President